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Exhibit 1.3

        THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Common Shares and associated Rights
of
CP SHIPS LIMITED
Pursuant to the Offer dated August 30, 2005
of
SHIP ACQUISITION INC.
a wholly-owned subsidiary of
TUI AG

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 6:00 P.M. (EASTERN TIME)
ON OCTOBER 7, 2005 (THE "EXPIRY TIME"), UNLESS EXTENDED OR WITHDRAWN.

        This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the offer dated August 30, 2005 (the "Offer") made by Ship Acquisition Inc. (the "Offeror"), an indirect wholly-owned subsidiary of TUI AG, for all of the issued and outstanding common shares ("Common Shares") and associated Rights (collectively, the "Shares") of CP Ships Limited ("CP Ships"), if (i) certificates representing such Shares are not immediately available, or (ii) the certificates representing such Shares and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary at its Toronto office listed below and must include a guarantee by an Eligible Institution in the form set forth herein. Delivery to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular dated August 30, 2005 relating to the Offer.

TO:
COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail: P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Registered Mail, Hand or by Courier: 100 University Avenue 9th Floor, North Tower Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	By Facsimile Transmission: (416) 981-9663

        If a Shareholder wishes to deposit Shares pursuant to the Offer and (i) the certificates representing such Shares are not immediately available, or (ii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time, those Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution (as defined below);

  (b)
  this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly signed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified above, at or prior to the Expiry Time;

  (c)
  the certificate(s) representing deposited Shares, and, if the Separation Time under the CP Ships' Rights Plan has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited Rights, each in proper form for transfer, together with a Letter of Transmittal or a facsimile thereof, properly completed and duly signed and all other documents required by the Letter of Transmittal, are received by the Toronto office of the Depositary, at the address specified above, at or prior to 5:00 p.m. (Eastern time) on the third trading day on the Toronto Stock Exchange (the "TSX") after the Expiry Time; and

  (d)
  in the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited Rights, in proper form for transfer together with a Letter of Transmittal or a facsimile thereof, properly completed and duly executed covering the deposited Rights, and all other documents required by the Letter of Transmittal are received by the Toronto office of the Depositary, at the address specified above, at or prior to 5:00 p.m. (Eastern time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the National Association of Securities Dealers or banks and trust companies in the United States).

        THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS TORONTO OFFICE AS SPECIFIED ABOVE AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY TO ANY OFFICE OTHER THAN SUCH OFFICE OF THE DEPOSITARY SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

SHIP ACQUISITION INC.
NOTICE OF GUARANTEED DELIVERY

TO:	SHIP ACQUISITION INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

        The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares and Rights described below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery", and Instruction 2 of the related Letter of Transmittal, "Procedures for Guaranteed Delivery".

COMMON SHARES

Common Share Certificate Number	Name(s) in which Registered	Number of Common Shares Represented by Certificate*	Number of Deposited Common Shares

TOTAL:

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

*
Unless otherwise indicated, the total number of Common Shares and Rights evidenced by all certificates delivered will be deemed to have been deposited.

RIGHTS** (To be completed if applicable)

Rights Certificate Number	Name(s) in which Registered	Number of Rights Represented by Certificate*	Number of Deposited Rights

TOTAL:

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

*
Unless otherwise indicated, the total number of Rights evidenced by all certificates delivered will be deemed to have been deposited.

**
Until the Separation Time, if any, certificates representing Common Shares also represent an equivalent number of Rights, and no entry for Rights is required in this Box. If the Separation Time occurs and Rights Certificates have been distributed to holders of Common Shares, specify certificates representing Rights in this Box. Note that in any case, a deposit of Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing Rights equal in number to the number of deposited Common Shares to the Depositary or U.S. Forwarding Agent, as applicable, within three Business Days after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary or U.S. Forwarding Agent, as applicable, receive, prior to taking up the Common Shares for payment, pursuant to the Offer, Rights Certificate(s) from the undersigned representing Rights equal in number to the Common Shares deposited.

Signature(s) of Holder(s) of Common Shares and Rights	Address(es)

Name (please print)

Date	Zip Code/Postal Code

Telephone Number (business hours)

GUARANTEE

(not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees:

(1)
Delivery to the Depositary, at its address in Toronto set forth herein, of the certificates representing the Shares deposited hereby and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to the holders of Shares prior to the Expiry Time, the Certificate(s) representing the Rights deposited hereby, each in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly signed with any required signature guarantees, covering the deposited Shares and Rights, and all other documents required by the Letter of Transmittal, at or prior to 5:00 p.m. (Eastern time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

(2)
In the case of Rights where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to holders of Shares prior to the Expiry Time, delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the deposited Rights, in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly signed with any required signature guarantees, covering the deposited Rights, and all other documents required by the Letter of Transmittal, at or prior to 5:00 p.m. (Eastern time) on the third business day after the Rights Certificates are distributed to holders of Shares.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Dated: , 2005

Firm

Authorized Signature

Name and Title (please print or type)

Address of Firm

Area Code and Telephone Number

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SHIP ACQUISITION INC. NOTICE OF GUARANTEED DELIVERY
GUARANTEE (not to be used for signature guarantee)